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                                                                    Exhibit 99.1


[ICU Medical Logo]


        ICU MEDICAL, INC. ANNOUNCES TIME OF SECOND QUARTER EARNINGS CALL


     JULY 11, 2006, SAN CLEMENTE, CALIFORNIA --ICU Medical, Inc., (NASDAQ/NMS:ICUI), a leading low cost manufacturer of safe medical connectors and custom intravenous systems, today announced the time of its second quarter 2006 earnings release conference call.

     The Company will release its second quarter 2006 results at approximately 4:00 p.m. EDT (1:00 p.m. PDT) and will be conducting a conference call concerning those results at 4:30 p.m. EDT (1:30 p.m. PDT) on Tuesday July 18, 2006. The call can be accessed at 800-901-5248, passcode 45801025 or by replay at 888-286-8010, passcode 36966844. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at www.icumed.com within 48 hours of the call.

Contact:          Francis J. O'Brien
                  Chief Financial Officer
                  ICU Medical, Inc.
                  (949) 366-2183

                  John F. Mills
                  Managing Director
                  Integrated Corporate Relations
                  (310) 395-2215